Exhibit 99.1

Supplemental Financial and Operating Information

June 30, 2019

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

June 30, 2019

Table of Contents
Introduction
Company Information	1
Earnings Release	2
2019 Earnings Guidance	6
Changes in Funds from Operations for the Three and Six Months Ended June 30, 2019	8
Market Capitalization and Capital Resources	9
Operating Results
Statement of Operations – Three and Six Months Ended June 30, 2019 and June 30, 2018	10
Computation of Earnings Per Share	11
Reconciliation of Net Operating Income and EBITDAre – Three and Six Months Ended June 30, 2019 and June 30, 2018	12
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended June 30, 2019 and June 30, 2018	13
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended June 30, 2019 and June 30, 2018	14
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Six Months Ended June 30, 2019 and June 30, 2018	15
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Six Months Ended June 30, 2019 and June 30, 2018	16
Reconciliation of Funds From Operations and Funds Available for Distribution – Three and Six Months Ended June 30, 2019 and June 30, 2018	17
Condensed Consolidated Balance Sheet	19
Assets and Liabilities - Equity Method Investments, at Ownership Share	20
Operating Statistics
Leasing Activity Summary – Three Months Ended June 30, 2019	21
Leasing Activity Summary – Six Months Ended June 30, 2019	22
Summarized Sales and Rent Per Square Foot and Occupancy Percentages	23
Mall Occupancy Percentage and Sales Per Square Foot	24
Top Twenty Tenants	25
Lease Expirations	26
Property Information	27
Balance Sheet
Investment in Real Estate - Consolidated Properties	30
Investment in Real Estate - Equity Method Investments at Ownership Share	31
Anchor Replacement Summary	32
Property Redevelopment Table	33
Capital Expenditures – Three and Six Months Ended June 30, 2019	34
Debt Analysis	35
Debt Schedule	37
Selected Debt Ratios	38
Forward Looking Statements	39
Definitions	40

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 27 retail properties, 25 of which are operating properties and two are development or redevelopment properties. The 25 operating retail properties have a total of 20.0 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

200 South Broad Street

Philadelphia, PA 19102

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number

Barclays Capital	Ross Smotrich Linda Tsai	(212) 526-2306 (212) 526-9937
Citi Investment Research	Michael Bilerman Christy McElroy	(212) 816-1383 (212) 816-6981
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Vince Tibone	(949) 640-8780
JP Morgan	Michael W. Mueller	(212) 622-6689
Mitsubishi UFJ Securities (USA)	Karin A. Ford	(212) 405-7249
Stifel Nicolaus	Simon Yarmak	(443) 224-1346
SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Second Quarter 2019 Results and Updates Full Year Expectations

Fashion District Philadelphia Set to Open in 51 Days

Comparable Store Sales per Square Foot Grew 5.7% to $531

Core Mall Total Occupancy Stable at 93.7%

Average Renewal Spreads registered 6.1% for the Quarter

Small format renewal spreads were 9.8% in Wholly-owned Portfolio

Approximately 700,000 Square Feet of Leases Currently Executed for Future Occupancy

Philadelphia, PA, July 30, 2019 - PREIT (NYSE: PEI) today reported results for the three and six months ended June 30, 2019.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2019	2018	2019	2018
Net loss - basic and diluted	$(0.17)	$(0.50)	$(0.47)	$(0.64)
FFO	$0.24	$0.38	$0.41	$0.67
FFO, as adjusted	$0.22	$0.39	$0.48	$0.68
FFO from assets sold in 2018	$-	$-	$-	$(0.01)
FFO, as adjusted for assets sold	$0.22	$0.39	$0.48	$0.67

"We are seven weeks away from opening our marquee project, Fashion District, which we anticipate will stabilize at over $18 million of NOI, at our share, representing almost 10% of incremental Same Store NOI. We have taken bold action to create a quality portfolio designed to deliver results over the long term, are on track for a strong 2020 and, while not reflected in our results today, have laid the foundation for growth into the future,” said Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT.  “We have no unleased department stores in our core portfolio, commitments for 84% of the core mall space impacted by bankruptcy, traffic growing at an average of 5% at our redeveloped properties, a diverse tenant mix comprised of 45% open air, dining and entertainment tenants and sales growing at over 5% to a historic high of $531 per square foot. Our efforts culminate this Fall as we add two trophy assets to our collection, executing on our strategic objective to create a quality platform.  Despite a temporary setback, we are on course to execute on the opportunity that we have laid out, including monetizing our multifamily and hotel opportunities to recapitalize the Company.”

•	Same Store NOI, excluding lease termination revenue, decreased 3.0% for the three months ended June 30, 2019 compared to June 30, 2018.
•

The quarter was impacted by an incremental $1.6 million of lost rent as a result of bankruptcies and store closings.  This was partially offset by incremental revenues from anchor replacements and box openings of $0.7 million in the quarter.

•

NOI-weighted sales at our core malls increased to $540 per square foot.  Core Mall sales per square foot reached $531, a 5.7% increase over the prior year and a sequential increase of 2.7%.  Average comparable sales per square foot at our top 6 properties rose 5.3% to $633.

•

Core Mall total occupancy was 93.7%, flat compared to June 30, 2018.  Non-anchor occupancy declined by 180 basis points after accounting for bankruptcies and chain liquidations that resulted in 51 store closures in 176,000 square feet year-to-date.

•	Non-anchor Leased space exceeds occupied space by 130 basis points when factoring in 697,000 square feet of executed new leases slated for future occupancy, representing $15.0 million in annualized future revenue.
•	Average renewal spreads improved sequentially to 6.1% for the quarter. Average renewal spreads in our wholly-owned portfolio for spaces less than 10,000 square feet were strong at 9.8%.
•

Year-to-date, the Company has completed asset sales generating proceeds of $34.1 million, which together with other actions, improved its liquidity position by over $87.0 million. The Company has no material debt maturities until 2021.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2019 and June 30, 2018:

•

Net loss attributable to PREIT common shareholders was $12.6 million, or $0.17 per basic and diluted share for the three months ended June 30, 2019, compared to net loss attributable to PREIT common shareholders of $35.0 million, or $0.50 per basic and diluted share for the three months ended June 30, 2018.

•	Lease Termination revenue at our same store malls declined by $6.4 million.
•

Same Store NOI decreased by $7.9 million, or 13.4%.  Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings.

•

Non Same Store NOI decreased by $2.0 million primarily due to lower rents and associated co-tenancy revenue adjustments from multiple anchor closings at Wyoming Valley and Valley View malls and the sale of an office property at Fashion District Philadelphia in the first quarter of 2018.

•

FFO for the three months ended June 30, 2019 was $0.24 per share and OP Unit compared to $0.38 per share and OP Unit in the prior year.  Adjustments to FFO in the 2019 quarter included $0.02 per share of net insurance proceeds related to claims for hurricane damage.  Adjustments to FFO in the 2018 quarter included loss on debt extinguishment and provision for employee separation expenses that totaled $0.01 per share.

•

General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.6 million ($0.02 per share) of costs in the three months ended June 30, 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three and six month periods ended June 30, 2019 and 2018 is included on page 8.

Asset Dispositions

In April 2019, we closed on the sale of the Whole Foods parcel located at Exton Square Mall for $22.1 million.  We recorded a gain of a gain of $1.3 million in connection with this sale.

In April 2019, we sold an undeveloped land parcel located in New Garden Township, Pennsylvania, for total consideration of $11.0 million consisting of $8.25 million in cash and $2.75 million of preferred stock.

In July 2019, we closed on the sale of a Texas Roadhouse outparcel located at Valley View Mall in LaCrosse, WI for $1.4 million.

Year-to- Date Capital Transaction Summary

The table below summarizes year-to-date capital activity that impacts the Company’s liquidity position:

	Closed	Under Contract	Total
Gainesville Development Parcel(1)	$5,000	$10,000	$15,000
New Garden Township Parcel(2)	8,250	-	8,250
Wiregrass mortgage loan sale	8,000	-	8,000
Whole Foods Parcel(3)	10,500	-	10,500
Capital City transaction - incremental capacity(4)	40,000	-	40,000
Gloucester Premium Outlets Parcel	937	-	937
Fashion District Philadelphia Term Loan expansion (5)	13,000	-	13,000
Valley View Mall Outparcel Sale	1,400	-	1,400
Total	$87,087	$10,000	$97,087

(1) Under contract and expected to close in the second half of 2019.
(2) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company.
(3) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million.
(4) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance.
(5) Represents the Company's share of amounts available under the expanded capacity of the Fashion District Philadelphia term loan.

Leasing and Redevelopment

•

Excluding Fashion District Philadelphia, 697,000 square feet of leases are signed for future openings.  This is comprised of 499,000 square feet of space expected to open in 2019 contributing annual gross rent of $11.4 million and 198,000 square feet opening in 2020 contributing annual gross rent of $3.6 million.

•

At Fashion District Philadelphia, leases for approximately 90% of the leasable area are signed or are in active negotiation. Noteworthy commitments joining Century 21 and Burlington include H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Columbia Sportswear, Wonderspaces, American Eagle, Express Factory, Journeys, Skechers and Guess Factory. The first wave of tenants opens on September 19, 2019.

•	At Willow Grove Park, Yard House is under construction for a December 2019 opening and construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in early 2020.
•	At Valley Mall, both Macy’s and The Bon Ton were replaced in 2018. DICK’s Sporting Goods is under construction in a former Sears location and is expected to open in 2020.
•

At Plymouth Meeting Mall, work continues to replace a former Macy’s with five new tenants - Burlington, DICK’s Sporting Goods, Miller’s Ale House, Michael’s and Edge Fitness.  The new anchor space opens in September 2019.

•

The redevelopment at Woodland Mall continues with opening of the new wing anchored by a brand new, top quality Von Maur Department Store planned for October 12, 2019.  REI is open and will be joined by Urban Outfitters, Tricho Salon & Spa, Williams-Sonoma, Black Rock Bar & Grill, The Cheesecake Factory and others.

•

At Dartmouth Mall, a lease has been executed with Burlington as the lead tenant for a proactively recaptured Sears store.  Occupying 43,000 square feet, the store is expected to open in Spring 2020.  The redevelopment plan also includes approximately 35,000 square feet of new outparcels to capitalize on the well-located property.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the core mall portfolio can be found below:

Comp store sales for the rolling twelve months ended June 30, 2018	$485
Organic sales growth	28
Impact of non-core malls	18
Comp store sales for the rolling twelve months ended June 30, 2019	$531
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook

The Company expects a GAAP net loss of between $0.59 and $0.46 per diluted share for the year ending December 31, 2019, excluding any gain on sale or conveyance of Wyoming Valley Mall.

The Company is revising its May 2, 2019 guidance for FFO as adjusted of $1.20 to $1.30 per share.  FFO is expected to be between $1.16 and $1.27 per share. Same Store NOI, excluding termination revenue, is expected to change between -1.0% and 0.5% with wholly-owned properties in the range of -0.6% to 1.0% and joint venture properties declining between 3.4% and 3.0%.

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.59)	$(0.46)
Depreciation and amortization, non-controlling interest and other	1.75	1.73
FFO per share	$1.16	$1.27
Loss on debt extinguishment	0.06	0.06
Impairment of development land parcel	0.02	0.02
Provision for employee separation expenses	0.02	0.02
Insurance recoveries, net	(0.06)	(0.06)
FFO per share, as adjusted(1)	$1.20	$1.30
(1) Estimates per diluted share totals might not foot due to rounding

Detailed guidance assumptions are included herein in our financial tables.

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, July 31, 2019, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID  4279998, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

2019 Earnings Guidance

(in millions, except per share amounts)

	2018	2019 Guidance		Same Store NOI Growth
	Actual	Low	High	Low	High
Same store NOI, excluding termination fees
Wholly-owned properties	$188.7	$187.5	$190.6	-0.6%	1.0%
Joint venture properties	29.7	28.7	28.8	-3.4%	-3.0%
	218.4	216.2	219.4	-1.0%	0.5%
Non-same store NOI	20.1	13.5	13.8
NOI, excluding lease termination fees	238.5	229.7	233.2
Lease termination fees	9.2	3.0	4.0
Total NOI	$247.7	$232.7	$237.2

G&A and leasing expenses
G&A	(38.3)	(38.0)	(37.5)
Leasing costs expensed under ASC 842	-	(5.8)	(6.0)

Other income (expenses)
Corporate revenues	4.3	1.4	1.6
Land sale gains	8.1	8.1	11.1
Provision for employee separation expenses	(1.1)	(1.3)	(1.3)
Impairment of mortgage loan/land parcel	(8.1)	(1.5)	(1.5)
Other, including non-real estate depreciation	(1.5)	(2.1)	(2.0)
Insurance losses (recoveries)	-	4.6	5.0

Capital costs
Interest expense, gross	(83.3)	(88.8)	(88.5)
Capitalized interest	11.1	14.6	14.4
Preferred dividends	(27.4)	(27.4)	(27.4)
Loss on debt extinguishment	-	(4.8)	(4.8)

Funds from Operations (FFO)	$111.5	$91.7	$100.3

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	1.3	1.3
Insurance recoveries, net and other	(0.3)	(4.6)	(5.0)
Loss on debt extinguishment	-	4.8	4.8

FFO as adjusted	$120.4	$94.7	$102.9

Weighted average shares, including OP units	78.3	79.0	79.0

FFO per share	$1.42	$1.16	$1.27

FFO, as adjusted per share	$1.54	$1.20	$1.30

Pennsylvania Real Estate Investment Trust

2019 Earnings Guidance - Reconciliation of Net Income to FFO and FFO as adjusted (Non-GAAP measures)

(in millions, except per share amounts)

	2018	2019 Guidance
	Actual	Low	High

Net (loss) income	$(126.5)	$(18.2)	$(7.7)
Depreciation and amortization	140.3	140.0	138.3
Gains on sales of operating assets	(4.3)	(2.7)	(2.9)
Impairment of real estate assets	129.4	-	-
Preferred share dividends	(27.4)	(27.4)	(27.4)
Funds From Operations (FFO)	$111.5	$91.7	$100.3

Adjustments
Impairment of mortgage loan/land parcel	8.1	1.5	1.5
Provision for employee separation expenses	1.1	1.3	1.3
Insurance recoveries, net and other	(0.3)	(4.6)	(5.0)
Loss on debt extinguishment	-	4.8	4.8
FFO as adjusted	$120.4	$94.7	$102.9

Net (loss) income	$(126.5)	$(18.2)	$(7.7)
Preferred share dividends	(27.4)	(27.4)	(27.4)
Noncontrolling interest	16.2	1.9	1.4
Dividends on unvested resticted shares	(0.5)	(0.9)	(0.9)
Net loss used to calculate EPS	$(138.2)	$(44.6)	$(34.6)

Weighted average shares	69.7	75.1	75.1
Weighted average shares, including OP units	78.3	79.0	79.0

Net loss per share	$(1.98)	$(0.59)	$(0.46)

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three and Six Months Ended June 30, 2019 as compared to the Three and Six Months Ended June 30, 2018

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2019	Per Diluted Share and OP Unit	Six Months Ended June 30, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2018	$30,278	$0.39	$52,851	$0.68

Changes - Q2 2018 to Q2 2019

Contribution from anchor replacements and new box tenants	727	0.010	1,385	0.020
Impact from 2019 bankruptcies	(1,373)	(0.020)	(1,619)	(0.020)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,249)	(0.015)	(780)	(0.010)
Lease termination revenue	(6,393)	(0.080)	(6,106)	(0.080)
Credit losses	180	-	635	0.010
Other	449	0.005	490	0.005
Same Store NOI from unconsolidated properties	(287)	(0.005)	(810)	(0.010)
Same Store NOI	(7,946)	(0.100)	(6,805)	(0.085)
Non Same Store NOI	(2,011)	(0.025)	(2,814)	(0.035)
Dilutive effect of asset sales	-	-	(412)	(0.005)
General and administrative expenses	(691)	(0.010)	(580)	(0.005)
Capitalization of leasing costs	(1,522)	(0.020)	(2,706)	(0.035)
Gain on sales of non-operating real estate	-	-	589	0.010
Other	(1,017)	(0.015)	(1,309)	(0.015)
Interest expense, net	454	0.005	(613)	(0.010)
Increase in weighted average shares	-	-	-	(0.010)
Funds from Operations, as adjusted June 30, 2019	$17,545	$0.22	$38,201	$0.48
Insurance recoveries, net	1,852	0.025	1,616	0.020
Loss on debt extinguishment	-	-	(4,768)	(0.060)
Impairment of development land parcel	-	-	(1,464)	(0.020)
Provision for employee separation expense	(141)	-	(860)	(0.010)
Funds from Operations June 30, 2019	$19,256	$0.24	$32,725	$0.41

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	June 30, 2019	December 31, 2018
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	77,547	70,495
OP Units Outstanding	2,023	8,272
Total Common Shares and OP Units Outstanding	79,570	78,767
Equity Market Capitalization—Common Shares and OP Units	$517,201	$467,880
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$900,951	$851,630

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,339,253	$1,408,325
Unsecured Debt Balance (2) (3)	732,000	615,000
Debt Capitalization	$2,071,253	$2,023,325
TOTAL MARKET CAPITALIZATION	$2,972,204	$2,874,955

Equity Capitalization/Total Market Capitalization	30.3%	29.6%
Debt Capitalization/Total Market Capitalization	69.7%	70.4%
Unsecured Debt Balance/Total Debt	35.3%	30.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$29,165	$27,367
Revolving Facility	400,000	400,000
Amount Outstanding	(182,000)	(65,000)
Letters of Credit	—	(5,126)
Available Revolving Facility (4)	$218,000	$329,874
Term Loans	675,000	675,000
Amount Borrowed	(675,000)	(675,000)
Available Term Loans	$-	$-
TOTAL	$247,165	$357,241
Shelf Registration	$1,000,000	$1,000,000

(1) Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $125,000 of secured debt from our share of the FDP Term Loan.

(2)The unsecured debt balance includes a 2018 Revolving Facility balance of $182,000 as of June 30, 2019 and $65,000 as of December 31, 2018.

(3)The unsecured debt balance includes a Term Loan balance of $550,000 as of June 30, 2019 and December 31, 2018.

(4)The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the incremental unsecured amount that the Company may borrow as of June 30, 2019 within the Unencumbered Debt Yield covenant, under the $400.0 million 2018 Revolving Facility, is an aggregate of $123.6 million.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three and Six Months ended June 30, 2019 and 2018

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2019	2018	2019	2018
REVENUE:
Real estate revenue:
Lease revenue	$73,744	$83,453	$150,358	$161,451
Expense reimbursements	4,916	5,395	9,978	10,629
Other real estate revenue	2,417	2,274	5,417	4,435
Total real estate revenue	81,077	91,122	165,753	176,515
Other income	315	851	942	1,740
Total revenue	81,392	91,973	166,695	178,255
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(28,168)	(27,347)	(57,571)	(56,743)
Utilities	(3,681)	(3,804)	(7,341)	(7,713)
Other property operating expenses	(1,913)	(2,908)	(3,979)	(6,308)
Total property operating expenses	(33,762)	(34,059)	(68,891)	(70,764)
Depreciation and amortization	(31,946)	(33,356)	(66,849)	(67,386)
General and administrative expenses	(11,609)	(9,396)	(22,814)	(19,528)
Provision for employee separation expenses	(141)	(395)	(860)	(395)
Insurance recoveries, net	1,852	-	1,616	-
Project costs and other expenses	(130)	(139)	(187)	(251)
Total operating expenses	(75,736)	(77,345)	(157,985)	(158,324)
Interest expense, net(1)	(15,554)	(15,982)	(31,452)	(30,883)
Loss on debt extinguishment	-	-	(4,768)	-
Impairment of assets	-	(34,286)	-	(34,286)
Impairment of development land parcel	-	-	(1,464)	-
Total expenses	(91,290)	(127,613)	(195,669)	(223,493)
Loss before equity in income of partnerships, gain on sales of real estate by equity method investee, and adjustment to gain on sales of interests in non operating real estate	(9,898)	(35,640)	(28,974)	(45,238)
Equity in income of partnerships(2)	2,316	2,571	4,605	5,709
Gain (adjustment to gain) on sales of real estate by equity method investee	(11)	-	553	2,773
Gain on sales of real estate, net	1,513	748	1,513	748
Adjustment to gain on sales of interests in non operating real estate	-	-	-	(25)
Net loss	(6,080)	(32,321)	(22,303)	(36,033)
Less: net loss attributable to noncontrolling interest	329	4,119	2,017	5,231
Net loss attributable to PREIT	(5,751)	(28,202)	(20,286)	(30,802)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(12,595)	$(35,046)	$(33,974)	$(44,490)

(1) Net of capitalized interest expense of $2,319 and $1,281 for the three months ended June 30, 2019 and 2018, respectively, and $4,323 and $2,907 for the six months ended June 30, 2019 and 2018, respectively.

(2) Equity in the income of partnerships is net of capitalized interest expense of $1,479 and $1,302 for the three months ended June 30, 2019 and 2018, respectively, and $2,951 and $1,921 for the six months ended June 30, 2019 and 2018, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Six Months ended June 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net loss	$(6,080)	$(32,321)	$(22,303)	$(36,033)
Noncontrolling interest	329	4,119	2,017	5,231
Preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Dividends on unvested restricted shares	(224)	(138)	(441)	(276)
Net loss used to calculate loss per share—basic and diluted	$(12,819)	$(35,184)	$(34,415)	$(44,766)
Basic and diluted loss per share:	$(0.17)	$(0.50)	$(0.47)	$(0.64)

(in thousands of shares)
Weighted average shares outstanding—basic	76,405	69,747	73,896	69,675
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	76,405	69,747	73,896	69,675

(1)The Company had net losses used to calculate earnings per share for all periods presented. Therefore, the effects of common share equivalents the of 683 and 367 for the three months ended June 30, 2019 and 2018, respectively, and 595 and 340 for the six months ended June 30, 2019 and 2018, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three and Six Months ended June 30, 2019 and 2018

(Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months ended June 30, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$44,082	$51,741	$(7,659)	-14.8%	$3,232	$5,322	$47,314	$57,063
NOI attributable to equity method investments, at ownership share	7,067	7,354	(287)	-3.9%	135	56	7,202	7,410
Total NOI	51,149	59,095	(7,946)	-13.4%	3,367	5,378	54,516	64,473
Less: lease termination revenue	159	6,553	(6,394)	-97.6%	1	542	160	7,095
Total NOI excluding lease termination revenue	$50,990	$52,542	$(1,552)	-3.0%	$3,366	$4,836	$54,356	$57,378

Net Operating Income ("NOI") Reconciliation for the Six Months ended June 30, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$89,353	$95,348	$(5,995)	-6.3%	$7,510	$10,403	$96,863	$105,751
NOI attributable to equity method investments, at ownership share	14,119	14,929	(810)	-5.4%	105	520	14,224	15,449
Total NOI	103,472	110,277	(6,805)	-6.2%	7,615	10,923	111,087	121,200
Less: lease termination revenue	458	6,814	(6,356)	-93.3%	17	563	475	7,377
Total NOI excluding lease termination revenue	$103,014	$103,463	$(449)	-0.4%	$7,598	$10,360	$110,612	$113,823

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(6,080)	$(32,321)	$(22,303)	$(36,033)
Depreciation and amortization:
Consolidated	31,946	33,356	66,849	67,386
Unconsolidated properties at ownership share	2,082	2,145	4,051	4,385
Interest Expense:
Consolidated	15,554	15,982	31,452	30,883
Unconsolidated properties at ownership share	2,679	2,705	5,341	5,375
(Gain)/adjustment to gain on sales of real estate by equity method investee	11	-	(553)	(2,773)
(Gain) on sales of interests in real estate, net	(1,513)	(748)	(1,513)	(748)
Loss on debt extinguishment	-	-	4,768	-
Impairment of assets	-	34,286	1,464	34,286
EBITDAre	$44,679	$55,405	$89,556	$102,761

(1) EBITDAre is a non-GAAP measure. See definition on page 40.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended June 30, 2019 and June 30, 2018

(in thousands)

	Three Months Ended June 30,
	2019	2018
Net loss	$(6,080)	$(32,321)
Other income	(315)	(851)
Depreciation and amortization	31,946	33,356
General and administrative expenses	11,609	9,396
Insurance recoveries, net	(1,852)	-
Provision for employee separation expense	141	395
Project costs and other expenses	130	139
Interest expense, net	15,554	15,982
Impairment of assets	-	34,286
Impairment of development land parcel	-	-
Equity in income of partnerships	(2,316)	(2,571)
Loss on debt extinguishment	-	-
Adjustment to gain on sales of real estate by equity method investee	11	-
Adjustment to gain on sales of interests in non operating real estate	-	-
(Gain) on sales of interests in real estate, net	(1,513)	(748)
NOI from consolidated properties(1)	$47,314	$57,063

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$49,130	$49,007	$4,973	$6,362	$54,103	$55,369
CAM reimbursement income	9,973	10,150	900	1,052	10,873	11,202
Real estate tax income	8,442	8,881	429	751	8,871	9,632
Percentage rent	157	166	(1)	(5)	156	161
Lease termination revenue	155	6,548	1	542	156	7,090
	67,857	74,752	6,302	8,702	74,159	83,454
Less: credit losses	(308)	-	(107)	-	(415)	-
Lease revenue	67,549	74,752	6,195	8,702	73,744	83,454
Expense reimbursements	4,401	4,694	515	702	4,916	5,396
Other real estate revenue	2,174	2,041	242	232	2,416	2,273
Total real estate revenue	74,124	81,487	6,952	9,636	81,076	91,123
Property operating expenses
CAM and real estate taxes	(25,121)	(24,011)	(3,047)	(3,336)	(28,168)	(27,347)
Utilities	(3,244)	(3,254)	(437)	(550)	(3,681)	(3,804)
Credit losses	-	(488)	-	(170)	-	(658)
Other property operating expenses	(1,677)	(1,993)	(236)	(258)	(1,913)	(2,251)
Total property operating expenses	(30,042)	(29,746)	(3,720)	(4,314)	(33,762)	(34,060)
NOI from consolidated properties(1)	$44,082	$51,741	$3,232	$5,322	$47,314	$57,063
Less: Lease termination revenue	155	6,548	1	542	156	7,090
NOI from consolidated properties excluding lease termination revenue(1)	$43,927	$45,193	$3,231	$4,780	$47,158	$49,973
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(2.8%)

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended June 30, 2019 and June 30, 2018

(in thousands)

	Three Months Ended June 30,
	2019	2018
Equity in income of partnerships	$2,316	$2,571
Other income	(11)	(12)
Depreciation and amortization	2,082	2,145
Interest expense and other expenses, net	2,815	2,706
NOI from equity method investments at ownership share(1)	$7,202	$7,410

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$6,573	$6,870	$174	$189	$6,747	$7,059
CAM reimbursement income	1,617	1,638	7	7	1,624	1,645
Real estate tax income	943	921	41	42	984	963
Percentage rent	80	60	-	-	80	60
Lease termination revenue	4	5	-	-	4	5
	9,217	9,494	222	239	9,439	9,733
Less: credit losses	77	-	62	-	139	-
Lease revenue	9,294	9,494	284	239	9,578	9,733
Expense reimbursements	485	517	53	41	538	558
Other real estate revenue	271	229	230	230	501	459
Total real estate revenue	10,050	10,240	567	510	10,617	10,750
Property operating expenses					-	-
CAM and real estate taxes	(2,116)	(2,115)	(352)	(362)	(2,468)	(2,477)
Utilities	(178)	(198)	(34)	(54)	(212)	(252)
Credit losses	-	49	-	(5)	-	44
Other property operating expenses	(689)	(622)	(46)	(34)	(735)	(656)
Total property operating expenses	(2,983)	(2,886)	(432)	(454)	(3,415)	(3,340)
NOI from equity method investments at ownership share(1)	$7,067	$7,354	$135	$56	$7,202	$7,410
Less: Lease termination revenue	4	5	-	-	4	5
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,063	$7,349	$135	$56	$7,198	$7,405
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(3.9%)

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Six Months Ended June 30, 2019 and June 30, 2018

(in thousands)

	Six Months Ended June 30,
	2019	2018
Net loss	$(22,303)	$(36,033)
Other income	(942)	(1,740)
Depreciation and amortization	66,849	67,386
General and administrative expenses	22,814	19,528
Insurance recoveries, net	(1,616)	-
Provision for employee separation expense	860	395
Project costs and other expenses	188	251
Interest expense, net	31,452	30,883
Impairment of assets	-	34,286
Impairment of development land parcel	1,464	-
Equity in income of partnerships	(4,605)	(5,709)
Loss on debt extinguishment	4,768	-
(Gains) on sale of real estate by equity method investee	(553)	(2,773)
Adjustment to gain on sales of interests in non operating real estate	-	25
(Gain) on sales of interests in real estate, net	(1,513)	(748)
NOI from consolidated properties(1)	$96,863	$105,751

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$99,517	$98,325	$10,471	$13,018	$109,988	$111,343
CAM reimbursement income	20,675	20,567	1,874	2,235	22,549	22,802
Real estate tax income	17,392	18,339	988	1,590	18,380	19,929
Percentage rent	157	240	7	15	164	255
Lease termination revenue	452	6,558	17	563	469	7,121
	138,193	144,029	13,357	17,421	151,550	161,450
Less: credit losses	(855)	-	(337)	-	(1,192)	-
Lease revenue	137,338	144,029	13,020	17,421	150,358	161,450
Expense reimbursements	8,822	9,157	1,156	1,473	9,978	10,630
Other real estate revenue	3,943	3,985	1,474	450	5,417	4,435
Total real estate revenue	150,103	157,171	15,650	19,344	165,753	176,515
Property operating expenses					-	-
CAM and real estate taxes	(50,851)	(49,796)	(6,720)	(6,947)	(57,571)	(56,743)
Utilities	(6,393)	(6,499)	(948)	(1,215)	(7,341)	(7,714)
Credit losses	-	(1,491)	-	(229)	-	(1,720)
Other property operating expenses	(3,506)	(4,037)	(472)	(550)	(3,978)	(4,587)
Total property operating expenses	(60,750)	(61,823)	(8,140)	(8,941)	(68,890)	(70,764)
NOI from consolidated properties(1)	$89,353	$95,348	$7,510	$10,403	$96,863	$105,751
Less: Lease termination revenue	452	6,558	17	563	469	7,121
NOI from consolidated properties excluding lease termination revenue(1)	$88,901	$88,790	$7,493	$9,840	$96,394	$98,630
% change in Same Store NOI from consolidated properties excluding lease termination revenue		0.1%

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Six Months Ended June 30, 2019 and June 30, 2018

(in thousands)

	Six Months Ended June 30,
	2019	2018
Equity in income of partnerships	$4,605	$5,709
Other income	(23)	(23)
Depreciation and amortization	4,051	4,385
Interest expense and other expenses, net	5,591	5,378
NOI from equity method investments at ownership share(1)	$14,224	$15,449

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$13,292	$13,871	$346	$964	$13,638	$14,835
CAM reimbursement income	3,301	3,305	13	31	3,314	3,336
Real estate tax income	1,887	1,863	84	95	1,971	1,958
Percentage rent	126	140	-	-	126	140
Lease termination revenue	6	256	-	-	6	256
	18,612	19,435	443	1,090	19,055	20,525
Less: credit losses	11	-	60	-	71	-
Lease revenue	18,623	19,435	503	1,090	19,126	20,525
Expense reimbursements	937	1,008	93	120	1,030	1,128
Other real estate revenue	550	458	401	406	951	864
Total real estate revenue	20,110	20,901	997	1,616	21,107	22,517
Property operating expenses					-	-
CAM and real estate taxes	(4,388)	(4,316)	(718)	(826)	(5,106)	(5,142)
Utilities	(381)	(420)	(80)	(148)	(461)	(568)
Credit losses	-	(22)	-	(24)	-	(46)
Other property operating expenses	(1,222)	(1,214)	(94)	(98)	(1,316)	(1,312)
Total property operating expenses	(5,991)	(5,972)	(892)	(1,096)	(6,883)	(7,068)
NOI from equity method investments at ownership share(1)	$14,119	$14,929	$105	$520	$14,224	$15,449
Less: Lease termination revenue	6	256	-	-	6	256
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$14,113	$14,673	$105	$520	$14,218	$15,193
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(3.8%)

(1)NOI is a non-GAAP measure. See definition of NOI on page 40.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months ended June 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net loss	$(6,080)	$(32,321)	$(22,303)	$(36,033)
Depreciation and amortization on real estate
Consolidated properties	31,612	33,002	66,178	66,664
PREIT's share of equity method investments	2,081	2,145	4,051	4,385
(Gain)/adjustment to gain on sales of real estate by equity method investee	-	-	-	(2,773)
(Gain) on sales of interests in real estate, net	(1,513)	(748)	(1,513)	(748)
Impairment of assets	-	34,286	-	34,286
Dividends on preferred shares	(6,844)	(6,844)	(13,688)	(13,688)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$19,256	$29,520	$32,725	$52,093
Insurance recoveries, net	(1,852)	-	(1,616)	-
Loss on debt extinguishment	-	-	4,768	-
Accelerated amortization of financing costs	-	363	-	363
Impairment of development land parcel	-	-	1,464	-
Provision for employee separation expense	141	395	860	395
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$17,545	$30,278	$38,201	$52,851

FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	17,545	30,278	38,201	52,851
Adjustments:
Straight line rent	(1,516)	(442)	(3,105)	(1,461)
Recurring capital expenditures	(5,089)	(5,517)	(7,103)	(7,707)
Tenant allowances	(1,399)	(7,951)	(3,469)	(9,619)
Amortization of non-cash deferred compensation	1,889	1,714	3,811	3,638
Capitalized leasing costs	(156)	(1,769)	(476)	(3,941)
Amortization of above- and below-market lease intangibles	(14)	(22)	(28)	(50)
Funds available for distribution to common shareholders and OP Unit holders(1)	$11,260	$16,291	$27,831	$33,711

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.24	$0.38	$0.41	$0.67
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.22	$0.39	$0.48	$0.68
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.14	$0.21	$0.35	$0.43

      (1) Non-GAAP measures. See definitions on page 40.

      (2) Twelve months ended June 30, 2019 and June 30, 2018, respectively.

(Continued on next page)

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months ended June 30, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders			71.2%	55.3%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted			62.3%	52.2%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders			106.1%	87.5%

Weighted average number of shares outstanding	76,405	69,747	73,896	69,675
Weighted average effect of full conversion of OP Units	2,023	8,273	4,440	8,273
Effect of common share equivalents	683	367	595	340
Total weighted average shares outstanding, including OP Units	79,111	78,387	78,931	78,288

      (1) Non-GAAP measures. See definitions on page 40.

      (2) Twelve months ended June 30, 2019 and June 30, 2018, respectively.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	June 30, 2019	December 31, 2018
(in thousands of dollars)	(unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,069,397	$3,063,531
Construction in progress	150,808	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,226,086	3,184,594
Accumulated depreciation	(1,177,549)	(1,118,582)
Net investments in real estate	2,048,537	2,066,012
INVESTMENTS IN PARTNERSHIPS, at equity:	153,318	131,124
OTHER ASSETS:
Cash and cash equivalents	15,227	18,084
Tenant and other receivables, net	34,151	38,914
Intangible assets	15,963	17,868
Deferred costs and other assets, net	98,255	110,805
Assets held for sale	9,482	22,307
Total assets	$2,374,933	$2,405,114
LIABILITIES:
Mortgage loans payable, net	$981,521	$1,047,906
Term Loans, net	547,643	547,289
Revolving Facilities	182,000	65,000
Tenants’ deposits and deferred rent	9,243	15,400
Distributions in excess of partnership investments	89,652	92,057
Fair value of derivative liabilities	13,577	3,010
Accrued expenses and other liabilities	88,447	87,901
Total liabilities	1,912,083	1,858,563
EQUITY:
Total equity	462,850	546,551
Total liabilities and equity	$2,374,933	$2,405,114

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

(in thousands of dollars)	June 30, 2019	December 31, 2018
ASSETS:
Investments in real estate, at cost:
Operating properties	$276,446	$276,977
Construction in progress	231,668	211,637
Total investments in real estate	508,114	488,614
Accumulated depreciation	(108,806)	(106,066)
Net investments in real estate	399,308	382,548
Cash and cash equivalents	13,938	9,283
Deferred costs and other assets, net	16,110	14,564
Total assets	429,356	406,395
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	228,508	231,426
FDP Term Loan, net	125,000	125,000
Other liabilities	12,182	10,902
Total liabilities	365,690	367,328
Net investment	$63,666	$39,067
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$153,318	$131,124
Distributions in excess of partnership investments	(89,652)	(92,057)
Net investment	$63,666	$39,067

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended June 30, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	38	80,837	5.1	$40.38					$10.99
	Unconsolidated(4)	4	15,346	3.7	46.19					-
Total Under 10k sf		42	96,183	4.9	$41.31	n/a	n/a	n/a	n/a	$9.66

Over 10k sf	Consolidated	1	12,147	10.0	$38.79	n/a	n/a	n/a	n/a	$-
Total New Leases		43	108,330	5.4	$41.02	n/a	n/a	n/a	n/a	$7.67

Renewal Leases
Under 10k sf	Consolidated	26	51,466	2.8	$54.23	$52.16	$2.07	4.0%	9.8%	$2.76
	Unconsolidated(4)	5	21,576	3.9	58.89	67.58	(8.69)	(12.9%)	(1.6%)	3.34
Total Under 10k sf		31	73,042	3.1	$55.61	$56.71	$(1.11)	(2.0%)	5.6%	$2.98

Over 10k sf	Consolidated	2	52,012	5.0	$10.31	$9.53	$0.78	8.2%	9.5%
Total Fixed Rent		33	125,054	3.9	$36.77	$37.09	$(0.32)	(0.9%)	6.1%	$1.39
Percentage in Lieu	Consolidated	8	24,855	1.5	$25.40	$50.30	$(24.90)	(49.5%)	n/a	$-
Total Renewal Leases		41	149,909	3.5	$34.88	$39.28	$(4.40)	(11.2%)	6.1%	$1.29
Total Non Anchor		84	258,239	4.3	$37.46

Anchor
New Leases		-	-	-	$-	n/a	n/a	n/a	n/a	n/a
Renewal Leases	Consolidated	-	-	-	-	n/a	n/a	n/a	n/a	n/a
Total		-	-	-	$-
(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Six Months Ended June 30, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	57	151,548	7.0	$41.13					$13.64
	Unconsolidated(4)	5	20,846	5.7	47.17					12.75
Total Under 10k sf		62	172,394	6.8	$41.86	n/a	n/a	n/a	n/a	$13.55

Over 10k sf	Consolidated	2	32,238	9.4	19.73	n/a	n/a	n/a	n/a	-
Total New Leases		64	204,632	7.2	$38.37	n/a	n/a	n/a	n/a	$10.81

Renewal Leases
Under 10k sf	Consolidated	52	115,299	3.2	$57.11	$54.69	$2.42	4.4%	4.7%	$2.64
	Unconsolidated(4)	8	25,301	3.6	60.93	67.99	(7.06)	(10.4%)	(0.7%)	3.12
Total Under 10k sf		60	140,600	3.3	$57.80	$57.08	$0.71	1.3%	3.5%	$2.74

Over 10k sf	Consolidated	6	132,171	4.9	$12.94	$12.25	$0.69	5.6%	6.3%	$0.66
Total Fixed Rent		66	272,771	4.0	$36.06	$35.36	$0.70	2.0%	4.0%	$1.52
Percentage in Lieu	Consolidated	40	145,682	1.8	$29.87	$44.83	$(14.96)	(33.4%)	n/a	$-
Total Renewal Leases		106	418,453	3.3	$33.91	$38.66	$(4.75)	(12.3%)	4.0%	$1.23
Total Non Anchor		170	623,085	4.6	$35.38

Anchor
New Leases		1	43,840	10.4	$16.50	n/a	n/a	n/a	n/a	$11.62
Renewal Leases	Consolidated	6	629,743	3.8	3.48	$4.26	$(0.78)	(18.3%)	n/a	$-
Total		7	673,583	4.2	$4.33
(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	June 30, 2019								June 30, 2018
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non-Anchor	Total	Non-Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non-Anchor
Malls	92.7%	$531	$60.47	12.5%	93.7%	89.9%	94.6%	91.2%	89.7%	$503	$61.07	13.0%	93.7%	91.7%
Non-Core Malls	7.3%	363	47.34	12.8%	70.2%	76.4%	70.7%	77.6%	8.5%	350	48.45	13.9%	90.4%	83.7%
Malls Total	100.0%	$513	$59.20	12.5%	90.2%	88.5%	91.2%	89.9%	98.2%	$485	$59.71	13.1%	93.2%	90.8%
Other Retail Properties	0.0%	n/a	24.53	—	93.1%	92.5%	93.1%	92.5%	0.0%	n/a	24.97	n/a	91.2%	90.5%
Total Retail Properties	100.0%	n/a	$49.63	n/a	90.6%	89.2%	91.4%	90.3%	98.2%	n/a	$50.61	n/a	92.9%	90.8%
Sold Properties	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.5%	n/a	n/a	n/a	n/a	n/a
Other Properties (3)	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1.3%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$513	$49.63	12.5%	90.6%	89.2%	91.4%	90.3%	100.0%	$485	$50.61	13.1%	92.9%	90.8%

(1)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2)	Average gross rent for mall tenants greater than 10,000 sf was $22.11 per square foot as of June 30, 2019 and $22.28 per square foot as of June 30, 2018.
(3)	Operating metrics for Fashion District Philadelphia as of June 30, 2019 and 2018, respectively, are excluded because the property is under redevelopment.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	June 30, 2019				June 30, 2018			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.8%	$763	94.0%	89.6%	$707	94.6%	90.7%	7.9%	(0.5%)	(1.1%)
Cherry Hill Mall	13.6%	699	94.5%	93.4%	662	95.7%	94.8%	5.6%	(1.2%)	(1.4%)
Woodland Mall	5.7%	619	96.1%	96.1%	539	95.9%	95.9%	14.8%	0.2%	0.2%
Lehigh Valley Mall	5.5%	584	90.7%	84.9%	573	94.5%	91.0%	1.9%	(3.7%)	(6.1%)
The Mall at Prince Georges	5.5%	557	98.7%	97.3%	530	97.5%	94.7%	5.1%	1.2%	2.6%
Springfield Town Center	10.0%	546	92.6%	90.1%	544	91.7%	88.9%	0.4%	0.9%	1.2%
	47.0%	$633	94.3%	91.6%	$601	94.8%	92.4%	5.3%	(0.5%)	(0.8%)

Malls 7-12
Dartmouth Mall	3.7%	533	96.8%	94.7%	509	95.0%	91.8%	4.7%	1.8%	2.9%
Jacksonville Mall	3.7%	497	97.7%	95.4%	522	99.6%	99.1%	(4.8%)	(1.9%)	(3.7%)
Magnolia Mall	2.8%	479	97.4%	95.6%	440	94.0%	89.8%	8.9%	3.4%	5.8%
Viewmont Mall	4.0%	450	96.2%	92.1%	432	99.6%	99.1%	4.2%	(3.4%)	(7.0%)
Capital City Mall	4.2%	447	95.7%	93.5%	404	92.9%	89.2%	10.6%	2.8%	4.3%
Patrick Henry Mall	4.3%	436	92.0%	88.4%	407	94.5%	92.0%	7.1%	(2.5%)	(3.6%)
	22.5%	$467	96.1%	93.4%	$443	95.9%	93.1%	5.5%	0.2%	0.3%

Malls 13-18
Valley Mall	3.8%	420	96.8%	93.6%	401	79.3%	95.5%	4.7%	17.5%	(2.0%)
Springfield Mall	1.7%	416	90.0%	90.0%	419	95.9%	95.9%	(0.7%)	(5.8%)	(5.8%)
Moorestown Mall	3.8%	413	92.4%	82.4%	401	90.6%	79.6%	3.0%	1.8%	2.8%
Cumberland Mall	3.2%	397	85.8%	76.8%	367	96.0%	93.5%	8.2%	(10.2%)	(16.7%)
Francis Scott Key Mall	3.4%	376	92.3%	87.9%	366	93.6%	89.9%	2.7%	(1.3%)	(2.0%)
Plymouth Meeting Mall	5.4%	345	87.8%	81.3%	351	90.0%	84.8%	(1.7%)	(2.3%)	(3.5%)
	21.3%	$396	91.2%	84.8%	$386	90.2%	89.5%	2.5%	1.0%	(4.7%)

All Core Malls	90.8%	$531	93.7%	89.9%	$503	93.7%	91.7%	5.6%	0.0%	(1.8%)

Non-Core Malls
Wyoming Valley Mall	3.0%	$389	64.5%	83.6%	$376	96.8%	88.8%	3.5%	(32.3%)	(5.2%)
Valley View Mall	2.8%	359	68.9%	87.5%	373	95.0%	90.3%	(3.8%)	(26.1%)	(2.8%)
Exton Square Mall	3.4%	338	76.7%	65.1%	312	82.1%	77.5%	8.3%	(5.4%)	(12.5%)

All Non-Core Malls	9.2%	$363	70.2%	76.4%	$350	90.4%	83.7%	3.7%	(20.2%)	(7.3%)

All Malls	100.0%	$513	90.2%	88.5%	$485	93.2%	90.8%	5.8%	(3.0%)	(2.3%)

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

June 30, 2019

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	42	8	50	4.4%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	38	6	44	3.9%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	58	9	67	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	17	4	21	2.6%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	2	11	2.6%
Express, Inc	Express, Express Factory Outlet, Express Men	14	3	17	2.1%
Forever 21, Inc.	Forever 21	11	2	13	2.0%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	13	9	22	1.8%
J.C. Penney Company, Inc.	JC Penney	14	2	16	1.7%
Macy's	Bloomingdale's, Macy's	15	2	17	1.7%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	27	6	33	1.4%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	28	4	32	1.4%
Cineworld Group	Regal Cinemas	4	0	4	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Maurices	25	5	30	1.4%
Dave & Buster's, Inc.	Dave & Buster's	3	0	3	1.4%
H&M Hennes & Mauritz L.P.	H&M	14	0	14	1.2%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	0	8	1.2%
The Children's Place, Inc.	The Children's Place	14	2	16	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	15	2	17	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	1.0%
Total Top 20 Tenants		376	67	443	38.6%
Total Leases		1,524	321	1,845	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of June 30, 2019.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of June 30, 2019

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	211	429,890	5.2%	$25,275	$23,003	7.4%	$58.79
2020	264	1,177,961	14.1%	42,437	37,205	11.9%	36.03
2021	230	1,012,648	12.1%	37,368	31,649	10.1%	36.90
2022	179	574,782	6.9%	30,236	26,254	8.4%	52.60
2023	173	1,054,224	12.6%	40,038	35,545	11.4%	37.98
2024	147	704,963	8.4%	37,669	34,623	11.1%	53.43
2025	157	743,299	8.9%	39,374	31,788	10.2%	52.97
2026	117	597,063	7.2%	30,975	24,428	7.8%	51.88
2027	100	664,908	8.0%	26,437	24,449	7.8%	39.76
2028	79	654,815	7.8%	22,897	21,588	6.9%	34.97
Thereafter	71	732,559	8.8%	23,376	22,168	7.1%	31.91
Total/Average	1,728	8,347,112	100.0%	$356,082	$312,700	100.0%	$42.66

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	2	252,741	4.7%	$452	$452	1.7%	$1.79
2020	4	383,752	7.1%	1,511	1,511	5.7%	3.94
2021	6	567,179	10.5%	3,584	2,366	9.0%	6.32
2022	9	1,321,215	24.5%	4,660	4,305	16.4%	3.53
2023	3	348,592	6.5%	1,894	1,894	7.2%	5.43
2024	5	702,674	13.0%	3,226	3,226	12.3%	4.59
2025	4	635,169	11.8%	2,211	2,211	8.4%	3.48
2026	1	58,371	1.1%	861	861	3.3%	14.75
2027	0	0	0.0%	0	0	0.0%	-
2028	9	982,424	18.2%	6,698	6,698	25.5%	6.82
Thereafter	2	135,155	2.5%	2,791	2,791	10.6%	20.65
Total/Average	45	5,387,272	100.0%	$27,888	$26,316	100.0%	$5.18

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 413,245 square feet.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust
Property Information as of June 30, 2019

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	155,469	21,471	616,550
		Dick's Sporting Goods	2028	61,677
		Field & Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	227,087	424,744	45,802	1,314,518
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2020	80,983	BJ's Wholesale Club	117,889	137,493	136,774	96,049	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	132,602	17,106	672,583
		Sears	2019	108,440
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	155,294	47,443	754,259
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	117,956	11,627	494,777
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	344,469	89,936	1,159,901
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	154,238	15,829	608,885
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			63,039	182,355	70,825	932,104
		Lord & Taylor	2020	121,200
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	203,413	34,537	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			126,579	180,361	89,345	731,090
		Whole Foods	2029	65,155
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	179,945	22,197	610,618
					Target	195,899

Pennsylvania Real Estate Investment Trust
Property Information as of June 30, 2019

			Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties		Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Springfield Town Center		Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	313,534	72,253	1,373,013
						Target	180,841
			Dick's Sporting Goods	2025				53,891
			Nordstrom Rack	2025				33,107
			Regal Cinemas	2029				49,788
			Saks OFF 5th	2026				29,438
The Mall at Prince Georges		Hyattsville, MD	JCPenney	2021	148,778			177,988	250,364	11,913	919,884
			Macy's	2023	195,655
			Target	2024	135,186
Valley Mall		Hagerstown, MD	JCPenney	2024	157,455			95,023	223,954	25,534	795,960
			Belk	2028	123,094
			Regal Cinemas	2028				53,059
			Onelife Fitness	2033	70,000
			Tilt Studio	2028	47,841
Viewmont Mall		Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	156,819	21,074	689,226
			Dick's Sporting Goods/Field & Stream	2028	90,000
			HomeGoods	2027				22,577
Willow Grove Park		Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	78,219	242,582	37,258	1,036,512
			Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall		Grand Rapids, MI				JCPenney	254,905	182,636	240,311	17,084	852,252
						Macy's	157,316
Total Core Malls					4,492,683		3,385,924	2,809,709	3,795,184	747,283	15,230,783

Other Malls and Retail Properties
Exton Square Mall		Exton, PA	Boscov's	2024	178,000	Macy's	181,200	41,884	198,840	188,896	991,492
			Sears	2019	144,301
			Round 1	2026	58,371
Gloucester Premium Outlets		Blackwood, NJ						37,303	274,579	56,266	368,148
Metroplex Shopping Center		Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,711	49,012	7,280	778,190
						Target	137,514
			Dick's Sporting Goods	2020				41,593
			Saks OFF 5th	2026				24,680
The Court at Oxford Valley		Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	239,186	54,141	54,575	704,526
						The Home Depot	130,751
			Dick's Sporting Goods	2021				49,381
Valley View Mall	(2)	La Crosse, WI	JCPenney	2020	96,357			41,667	141,119	239,439	518,582

Pennsylvania Real Estate Investment Trust
Property Information as of June 30, 2019

			Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties		Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley View Center		La Crosse, WI	Dick's Sporting Goods	2025				45,000	22,267	-	67,267
Red Rose Commons		Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
						Weis Market	65,032
Wyoming Valley Mall	(3)	Wilkes-Barre, PA	JCPenney	2022	172,860			64,016	153,445	295,551	832,253
			Macy's	2022	146,381
Wyoming Valley Center		Wilkes-Barre, PA						78,229	-	-	78,229

Total Other Malls and Retail Properties					923,075		929,142	1,198,736	908,610	842,007	4,801,570
Total Portfolio					5,415,758		4,315,066	4,008,445	4,703,794	1,589,290	20,032,353

(1) Approximately 69,000 square feet of this space has been subleased to Primark.
(2) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.
(3) Vacant GLA includes 155,392 square feet from former Bon-Ton store and 117,477 from former Sears store, both of which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	June 30, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Core Malls
Capital City Mall	$135,352	$2,664	$49,474	$88,542	$-
Cherry Hill Mall	477,843	267	253,792	224,318	272,247
Cumberland Mall	84,055	-	29,952	54,103	43,037
Dartmouth Mall	81,795	723	41,868	40,650	59,024
Francis Scott Key Mall	98,316	-	42,070	56,246	68,150
Jacksonville Mall	94,343	-	39,158	55,185	-
Magnolia Mall	107,250	2,081	48,010	61,321	-
Moorestown Mall	176,760	5,801	69,641	112,920	-
Patrick Henry Mall	156,257	-	71,497	84,760	89,472
Plymouth Meeting Mall	192,303	34,784	91,983	135,104	-
The Mall at Prince Georges	141,901	812	61,121	81,592	-
Springfield Town Center	494,477	-	58,614	435,863	-
Valley Mall	130,035	11,396	47,373	94,058	-
Viewmont Mall	121,843	-	47,781	74,062	66,961
Willow Grove Park	227,556	24,847	102,160	150,243	157,782
Woodland Mall	202,210	67,433	75,827	193,816	124,245
Total Core Malls	2,922,296	150,808	1,130,321	1,942,783	880,918

Non-Core Malls
Exton Square Mall	49,360	-	11,154	38,206	-
Valley View Mall	38,342	-	12,286	26,056	27,711
Wyoming Valley Mall	59,399	-	23,788	35,611	72,892
Total Non-Core Malls	147,101	-	47,228	99,873	100,603

Total Malls	$3,069,397	$150,808	$1,177,549	$2,042,656	$981,521
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,075,278	$150,808	$1,177,549	$2,048,537	$981,521

Property held for sale
Springhills(1)	-	9,577	-	9,577	-
Total held for sale	$-	$9,577	$-	$9,577	$-

(1)	Springhills, a former development property located in Gainesville, Florida, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of June 30, 2019.
(2)	Refer to page 37 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Equity Method Investments at Ownership Share

(in thousands)

	June 30, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)

Unconsolidated Malls
Fashion District Philadelphia(1)	$48,233	$229,089	$7,984	$269,338	$-
Lehigh Valley Mall	49,632	1,215	28,055	22,792	96,890
Springfield Mall	58,576	60	23,228	35,408	30,380
Total Unconsolidated Malls	$156,441	$230,364	$59,267	$327,538	$127,270

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,360	494	4,230	23,624	21,351
Metroplex Shopping Center	42,995	26	25,711	17,310	37,826
The Court at Oxford Valley	29,087	-	13,077	16,010	26,877
Red Rose Commons	14,216	-	4,136	10,080	12,965
Total Unconsolidated Other Retail Properties	$113,658	$520	$47,154	$67,024	$99,019
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	2,384	4,746	3,140
Total Investment in Real Estate	$276,445	$231,668	$108,805	$399,308	$229,429

(1)CIP includes $41.0 million of existing building shell that was reclassified from operating properties.

(2) Refer to page 37 for further debt information.

Pennsylvania Real Estate Investment Trust

Anchor Replacement Summary

June 30, 2019

Property	Former Anchors	GLA (in '000's)	Date Closed	Decommission Date	Replacement Tenant(s)	GLA (in '000's)	Actual/Targeted Occupancy Date
Completed:

Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Moorestown Mall	Macy's	200	Q1 17	Q2 17	HomeSense	28	Q3 18
					Five Below	9	Q4 18
					Sierra Trading Post	19	Q1 19
Valley Mall	Macy's	120	Q1 16	Q4 17	Tilt Studio	48	Q3 18
					One Life Fitness	70	Q3 18
	Bon-Ton	123	Q1 18	Q1 18	Belk	123	Q4 18
Woodland Mall	Sears	313	Q2 17	Q2 17	REI	20	Q2 19

In progress:
Plymouth Meeting Mall	Macy's(1)	215	Q1 17	Q2 17	Burlington	41	Q4 19
					Dick's Sporting Goods	58	Q4 19
					Edge Fitness	38	Q4 19
					Michael's	26	Q1 20
					Miller's Ale House	7	Q4 19
Valley Mall	Sears	123	Q3 17	Q2 18	Dick's Sporting Goods	57	Q1 20
Moorestown Mall	Macy's	see above			Michael's	25	Q1 20
Woodland Mall	Sears	see above			Von Maur	87	Q4 19
					Urban Outfitters	8	Q4 19
					Black Rock Bar & Grill	9	Q3 19
					Restaurants and small shops	13	Q4 19
Willow Grove Park	JC Penney	125	Q3 17	Q1 18	Studio Movie Grill	51	Q1 20
					Yard House	8	Q4 19
					Restaurant and entertainment space	36	Q4 19
Dartmouth Mall	Sears	108	Q3 19	Q3 19	Burlington	44	Q2 20

(1)Property is subject to a ground lease.

Pennsylvania Real Estate Investment Trust

Property Redevelopment Table as of June 30, 2019

Name of Project and Location	PREIT's Projected Share of Cost (1) (in millions)	Total Project Cost (1) (in millions)	PREIT's Investment to Date (in millions)	Targeted Return on Incremental Investment	Construction Start Date	Expected Construction Completion	Stabilization Year	Percentage Leased or Negotiating

Fashion District Philadelphia
Philadelphia, PA	$200-210	$400-420	$163.4	7-7.5%	2016	2019	2021	90%

Redevelopment of The Gallery in downtown Philadelphia; includes Burlington, Century 21, H&M, AMC Theatres, Round One, and City Winery and other retail, entertainment, and restaurant uses. Total project costs are net of $25.0 million of approved public financing grants that will be a reduction of costs and excludes GAAP allocations of non-cash and indirect costs.

Woodland Mall
Grand Rapids, MI	$89-90	$89-90	$69.7	5.0-6.0%	2017	2019	2021	89%

Upgrade of existing tenant mix including: 90,000 square foot Von Maur, new-to-market tenants: Urban Outfitters, and Black Rock Bar & Grill along with additional high quality dining & retail, replacing a former Sears store. REI opened May 2019.

Anchor replacements:
Moorestown Mall
Moorestown, NJ	$28-29	$28-29	$23.9	6.5-7.0%	2018	2019	2020	81%
HomeSense, Five Below, and Sierra Trading Post opened in former Macy's box and will be joined by Michael's in 2020.

Plymouth Meeting Mall
Plymouth Meeting, PA	$45-46	$45-46	$28.6	6.5-7.5%	2017	2019	2020	93%
Addition of 5 new and distinct uses in former Macy's box as the evolution of property continues - DICK's Sporting Goods, Burlington, Edge Fitness, Michael's and Miller's Ale House.

Willow Grove Park Mall
Willow Grove, PA	$27-28	$27-28	$24.9	7.5-8.0%	2018	2020	2021	82%
Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.

Dartmouth Mall
Dartmouth, MA	$9-10	$9-10	$3.1	6.0-8.0%	2019	2020	2021	49%
Includes Burlington as lead replacement for Sears as well as several outparcel opportunities.

(1) PREIT's projected share of costs is net of any expected tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Six Months Ended June 30, 2019

(in thousands)

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$35,483	$10,110	$45,593	$46,468	$21,377	$67,845
Tenant allowances	1,289	110	1,399	3,237	232	3,469
Recurring capital expenditures:			-			-
CAM expenditures	4,266	233	4,499	5,835	277	6,112
Non-CAM expenditures	566	24	590	963	28	991
Total recurring capital expenditures	4,832	257	5,089	6,798	305	7,103
Total	$41,604	$10,477	$52,081	$56,503	$21,914	$78,417

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2019

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$970,136	46.8%	$13,854	0.7%	$983,990	47.5%
Unconsolidated mortgage loans payable (3)	205,604	9.9%	24,659	1.2%	230,263	11.1%
Consolidated Term Loans (4)	550,000	26.6%	-	0.0%	550,000	26.8%
Unconsolidated Term Loan (5)	-	0.0%	125,000	6.0%	125,000	6.1%
2018 Revolving Facility	-	0.0%	182,000	8.8%	182,000	7.9%
Total Outstanding Debt	$1,725,740	83.3%	$345,513	16.7%	$2,071,253	100.0%
Average Stated Interest Rate	4.04%		4.06%		4.05%
(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $2,470.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $834.
(4)	Excludes deferred financing costs of $2,357.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $920.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	3/31/2019	$1,219,765	$162,000	$675,000	$2,056,765
2018 Revolving Facility Repayment	4/4/2019	-	(8,000)	-	(8,000)
2018 Revolving Facility Repayment	4/30/2019	-	(15,000)	-	(15,000)
2018 Revolving Facility Borrowing	5/22/2019		5,000		5,000
2018 Revolving Facility Borrowing	5/28/2019		10,000		10,000
2018 Revolving Facility Borrowing	6/14/2019		10,000		10,000
2018 Revolving Facility Borrowing	6/24/2019		18,000		18,000
Mortgage loan amortization, including our share of debt of equity method investees		(5,512)	-	-	(5,512)
Ending Balance	6/30/2019	$1,214,253	$182,000	$675,000	$2,071,253
Weighted Average Balance		$1,217,912	$153,011	$675,000	$2,045,923

(continued on next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2019

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2019	$11,233	$(541)	$-	$-	$-	$(530)	$10,162
2020	22,831	(1,066)	27,161	-	-	(1,013)	47,913
2021	23,338	(683)	229,955	-	250,000	(987)	501,623
2022	18,705	(358)	377,489	-	-	(596)	395,240
2023	11,650	(247)	153,548	182,000	425,000	(151)	771,800
Thereafter	20,910	(409)	317,433	-	-	-	337,934
	$108,667	$(3,304)	$1,105,586	$182,000	$675,000	$(3,277)	$2,064,672

(1)

The weighted average period to total debt maturity is 3.67 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2019	$-	0.00%
2020	27,787	5.95%
2021	234,951	3.66%
2022	405,595	4.14%
2023	170,120	4.72%
Thereafter	375,800	4.08%
Total	$1,214,253	4.15%

(1)	Includes our share of debt of equity method investees

Pennsylvania Real Estate Investment Trust

Debt Schedule as of June 30, 2019

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,787	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	57,000	March 2021	March 2021
Woodland Mall (1)	124,680	3.02%	5,452	121,600	April 2021	April 2021
Red Rose Commons (2)	13,009	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,918	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	43,131	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	272,495	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	63,137	January 2022	January 2023
Dartmouth Mall	59,132	3.97%	3,825	53,300	April 2023	April 2023
Metroplex Shopping Center (2)	37,871	5.00%	2,818	33,502	October 2023	October 2023
Wyoming Valley Mall	73,117	5.17%	5,123	66,746	December 2023	December 2023
Patrick Henry Mall	89,805	4.35%	5,748	77,592	July 2025	July 2025
Springfield Mall (2)	30,520	4.45%	1,964	26,298	October 2025	October 2025
Willow Grove Park	158,189	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	97,286	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,175,740	4.15%	$71,406	$1,067,317

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,159	5.29%	$270	$3,009	February 2021	February 2021
Viewmont Mall	10,185	4.79%	493	10,185	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	3.94%	858	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	5.04%	187	3,575	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,513	4.38%	$1,808	$38,269
Total Mortgage Loans	$1,214,253	4.16%	$73,214	$1,105,586

Consolidated Mortgage Loans	$983,990	4.08%	$58,500	$903,327
Consolidated deferred financing fees	(2,470)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	230,263	4.51%	14,714	202,259
Unconsolidated Deferred Financing Fees	(834)	n/a	n/a	n/a
2014 7 Year Term Loan (swapped to fixed)	250,000	3.42%	8,375	250,000	December 2021	December 2021
2018 5 Year Term Loan (swapped to fixed)	300,000	3.79%	11,370	300,000	May 2023	May 2023
Unconsolidated Term Loan (variable)	125,000	4.49%	5,613	125,000	January 2023	January 2023
Term Loan Deferred Financing Fees	(3,277)	n/a	n/a	n/a
2018 Revolving Facility	182,000	3.70%	6,140	182,000	May 2022	May 2023
Total	$2,064,672	4.05%	$104,712	$1,962,586
Amortization of Deferred Financing Fees	—	0.16%	—	—
Effective Interest Rate	$2,064,672	4.21%	$104,712	$1,962,586
(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

June 30, 2019
Consolidated Liabilities to Gross Asset Value	56.12%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	34.96%
Secured indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.66
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	3.69
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	12.86%
The ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)

The 2018 Revolving Facility Agreement and 2018 Term Loan Agreement dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on form 10-Q for the quarterly period ended June 30, 2018.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as loss on debt extinguishment, accelerated amortization of financing costs, impairment of assets, provision for employee separation expense and insurance losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, losses on sales of interest in real estate, impairment of assets, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2018, Wyoming Valley Mall was designated as non-core.  In 2019, Exton Square and Valley View Malls were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.